Exhibit 10.4
                   CONSULTANT AGREEMENT - Thomas J. Colatosti

This Consultant Agreement ("Agreement") is made by AssureTec Systems, Inc. ("ATS ") having a place of business at 200 Perimeter Road, Manchester, N.H. 03103, its successors and subsidiaries worldwide, and Thomas J. Colatosti ("Consultant") with his mailing address P.O. Box 3, Lexington, MA 02420, and effective this 1st day of July, 2003 for the purpose of setting forth the exclusive terms and conditions by which ATS acquires Consultant's services.

     In consideration of the mutual obligations specified in this Agreement, and any compensation paid to Consultant for their services, the parties agree to the following:

1.   Work to Be Performed By Consultant

     (a)  Consultant is hereby engaged by ATS to serve as a Director of ATS.

     (b) Initially this Agreement shall expire on 1 July 2004, but may be extended annually on written agreement of the parties.

2.   Reports and Rate of Pay

     (a) Consultant will be compensated for the first year at the rate 150,000 options to acquire common stock in ATS for a period of ten years at a strike price of $.37 per share. These options shall vest ratably over a twelve month period.

     (b) In addition to Consultant's services as a Director, AssureTec Systems, Inc. ("the Company") agrees to retain Consultant as a non-exclusive business consultant to act on our behalf to introduce the Company to potential investors, purchasers, or joint venture partners ("Third Parties"). In order to control the Company's approach to Third Parties and their access to the Company, its employees, representatives and its proprietary products and to coordinate similar activities by others, Consultant agrees to notify the Company in writing of any Third Parties to be contacted on our behalf. Any proposal submitted shall include Consultant's proposed compensation. The Company shall be free to reject any such proposal for any reason. If any such proposal is rejected for any reason other than that the Company and Third Party are already engaged in active investment discussions or that the Third Party is generally and publicly identified by the Company to be an active target in the strategic partnering field identified by the Company, subsequent contact made within one year with said Third Party by the Company, regardless of who initiates the contact, will be deemed to be a result of the original contact by Consultant as long as the contact can be traced directly to the source identified by the Consultant. The burden of such causation shall be upon the Consultant. Any such introductions made by the Consultant on the Company's behalf must be approved in writing by the Company prior to Consultant contacting said Third Party. Such written approval will include the compensation arrangement agreed to between the Company and the Consultant. If an investment in the Company, acquisition, or a joint venture relationship with it or other transaction specified in the Company's written approval is consummated with the specified Third Party within one year of said written authorization, the agreed to compensation will be paid by the Company to Consultant at the time and in a manner specified in the Company's written approval.

3.   Non-Disclosure And Trade Secrets

     (a) During the term of this Agreement and in the course of Consultant's performance hereunder, Consultant will receive and otherwise be exposed to highly confidential information belonging to ATS, its customers, suppliers and others. Such confidential information includes, but is not limited to, ATS's

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marketing and customer support strategies, financial information including sales, costs, profits, and pricing methods, ATS's internal organization, employee lists and customer lists, ATS's access nodes and/or codes, ATS's technology including discoveries ATS's, inventions, research and development efforts, manufacturing processes, hardware/software design and maintenance tools, and hardware/software product know-how and show-how, and all derivatives, improvements, and enhancements to any of the above which are created or developed by Consultant under this Agreement (collectively referred to as "Information").

     (b) Such Information may or may not contain legends or other written notice that is of a confidential nature. Such Information shall not be considered confidential if it: (a) was in the public domain or becomes part of the public domain, by publication or otherwise, except by an unauthorized act of Consultant or someone else.

     (c) Consultant acknowledges the highly confidential character of the Information, and agrees that the Information is the sole, exclusive and extremely valuable property of ATS or third parties, and wrongful disclosure to others will cause irreparable harm to ATS or the third party owners. Consultant agrees not to reproduce any of the Information except as is necessary in the performance of work contemplated under this Agreement, and not to divulge all or any part of the Information in any form to any third party, either during or after expiration or termination of this Agreement.

     (d) ATS shall exercise reasonable care either to prominently and legibly mark all corporeal forms of Information supplied to Consultant with the legend "Confidential" or equivalent, or, if the Information is originally provided to Consultant without a "Confidential" legend, it shall be considered Confidential under this Agreement if such information is identified to Consultant as being Confidential within ten (10) business days of its original disclosure.

     (e) Upon expiration or termination of this Agreement for any reason, Consultant agrees to cease using and to return to ATS all whole and partial copies and derivatives of ATS's Information, whether in Consultant's possession or under Consultant's direct or indirect control, including any computer access nodes and/or codes.

     (f) Consultant shall not disclose or otherwise make available to ATS in any manner any confidential and proprietary information received by Consultant from third parties.

     (g) This Section 3 shall survive the termination of this Agreement for any reason.

4.   Ownership of Work Product

     (a) Consultant agrees that any and all work product, ideas, improvements, inventions, copyrights, trademarks and trade secrets ("work product") conceived, created or first reduced to practice in the performance of work under this Agreement for ATS are a "work for hire" and ATS shall be vested with all rights, title, and interests including patents, copyrights, trade secrets and trademark rights in Consultant's work product. Consultant agrees that they shall execute all papers including, but not limited to, patent and copyright applications, patent and copyright assignments, and shall otherwise assist ATS, at ATS's expense, and as reasonably necessary to perfect all ATS's rights, title and other interests in Consultant's work product.

     (b) This section 4 shall survive the expiration or termination of this Agreement for any reason.

5.   Indemnification / Release

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     (a) Consultant agrees to take all reasonable precautions to prevent injury to any persons (including employees of ATS) or damage to ATS's property while at ATS's work site. Consultant shall indemnify and hold ATS and its officers, agents, directors, and employees harmless against all claims, losses, expenses (including reasonable attorney's fees), and injuries to person or property (including death) resulting in any way, from any negligence on the part of Consultant in the performance or failure to perform the Scope of Work under this Agreement, excepting only those losses which are due solely and directly to ATS's negligence.

     (b) Consultant warrants that he/she has good and marketable title to all work products made, created, conceived, written, invented, or provided by Consultant to ATS while fulfilling the requirements of the Work Statement of this Agreement. Consultant further warrants that work product created for ATS shall be free and clear of all liens, claims, encumbrances, or demands of third parties, including any claims by any such third parties of any right, title, or interest in or to the work product arising out of any trade secret, copyright, or patent. Consultant shall indemnify, defend, and hold harmless ATS and its customers from any all liability, loss, costs, damage, judgment, or expense (including reasonable attorney's fees) resulting from or arising in any way out of any such claims by any third parties, and/or which are based upon, or are the result of any breach of the warranties contained in this section (b). In the event of a breach of warranty, Consultant shall, at no additional cost to ATS, replace or modify the work product with a functionally equivalent and conforming work product, obtain for ATS the right to continue using the work product and in all other respects use its best efforts to remedy the breach. Consultant shall have no liability under this section for any work product created in accordance with detailed and specific design instructions created by ATS.

     (c) Should ATS permit Consultant to use any of ATS's equipment, tools, or facilities during the term of this Agreement, such permission will be gratuitous.

6.   Termination

     (a) Either ATS or Consultant may terminate this Agreement for any reason upon giving the other party five (5) business days of written notice of termination or resignation. Option shares not vested on the date of such termination or resignation shall terminate on such effective date.

7.   Independent Contractor

     (a) Consultant is an Independent Contractor, is not an agent or employee of ATS, and is not authorized to act on behalf of ATS.

     (b) If Consultant is to autonomously perform work under this Agreement, ATS is entitled to provide Consultant with general guidance to assist Consultant in completing the scope of work to ATS's satisfaction.

8.   General

     (a) Except for a reduction in Work Statement as defined in Section I, this Agreement may not be changed unless mutually agreed upon in writing by both parties. In the event any provision of this Agreement is found to be legally unenforceable, such provision will be changed to make it legally enforceable and such unenforceability shall not prevent enforcement of any other provision of the Agreement.

     (b) Notwithstanding any other provisions of this Agreement, Consultant agrees not to export, directly or indirectly, any United States source technical data acquired from ATS or any products utilizing

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such data to any countries outside the United States which export may be in violation of the United States Export Laws or Regulations. Nothing in this section releases Consultant from any obligation stated elsewhere in this Agreement not to disclose such data.

     (c) If Contractor breaches any of its covenants expressed in this Agreement, he/she agrees that such a breach may cause irreparable harm to ATS, and ATS shall have the right to seek equitable relief to enjoin further breach.

     (d) This Agreement shall be governed by the Laws of the State of New Hampshire, without resort to its rules regarding conflict of laws. In the event that any dispute arises respecting this Agreement, the parties stipulate in advance that the courts in New Hampshire shall be the proper venue for the resolution of such dispute.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

AssureTec Systems, Inc.                              Consultant


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Signed, Duly Authorized                              Signed

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Printed Name                                                  Printed Name

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Position/Title                                                Date

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Date                                                          SSN No.